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                                                                   EXHIBIT 21.01


                                FormFactor, Inc.
                              List of Subsidiaries


FormFactor Europe Ltd.
FormFactor Germany GmbH
FormFactor Hungary Licensing LLC
FormFactor, KK
FormFactor Korea - YH